Exhibit 99.2

Lazydays Holdings, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined balance sheet as of September 30, 2018 and the unaudited pro forma condensed combined statements of operations for each of the nine months ended September 30, 2018 and for the year ended December 31, 2017 combine the financial statements of Lazydays Holdings, Inc. (“Lazydays”) and Tennessee RV Sales and Service, LLC (“Tennessee RV”) giving effect to the transaction described in the Asset Purchase Agreement, as if they had occurred on January 1, 2017 in respect of the unaudited pro forma condensed combined statements of operations and on September 30, 2018 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	Lazydays’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017, as contained in the Form 8-K filed on March 21, 2018 with the United States Securities and Exchange Commission (the “SEC”).

●	Lazydays’s unaudited condensed consolidated financial statements and accompanying notes as of and for the three and nine months ending September 30, 2018, as contained in its Quarterly Report on Form 10-Q filed on November 9, 2018 with the SEC.

●	Tennessee RV’s audited financial statements as of and for the year ended December 31, 2017, contained elsewhere herein.

●	Tennessee RV’s unaudited condensed financial statements as of and for the nine months ended September 30, 2018 and 2017, contained elsewhere herein.

●	the other information contained in or incorporated by reference into this filing.

The final purchase consideration and the allocation of the purchase consideration may materially differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized following the completion of the acquisition.

The unaudited pro forma adjustments give effect to events that are directly attributable to the transaction and are based on available data and certain assumptions that management believes are factually supportable. In addition, with respect to the unaudited condensed combined statements of operations, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial information described above has been derived from the historical financial statements of Lazydays and Tennessee RV and the related notes included elsewhere in this Form 8-K. The unaudited pro forma condensed combined financial information is based on Lazydays’ accounting policies. Further review may identify additional differences between the accounting policies of Lazydays and Tennessee RV. The unaudited pro forma adjustments and the pro forma condensed combined financial information don’t reflect the impact of synergies or post-transaction management actions and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or of Lazydays’ future financial position or operating results.

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Lazydays Holdings, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2018

(USD 000’s)

	Lazydays Holdings, Inc.	Tennessee RV	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets:
Cash	$37,401	$1,533	$(10,533	)(A)(B)	$28,401
Receivables	20,948	257	-		21,205
Inventories	127,213	13,985	-		141,198
Income tax receivable	2,999	-	-		2,999
Prepaid expenses and other	2,921	11	-		2,932
			-
Total current assets	191,482	15,786	(10,533)		196,735
					-
Non-current assets:
Property and equipment, net	76,970	235	-		77,205
Goodwill	29,501	-	6,718	(A)	36,219
Intangible assets, net	67,696	-	3,360	(A)	71,056
Other assets	276	-	-		276

Total non-current assets	174,443	235	10,078		184,756

Total assets	$365,925	$16,021	$(455)		$381,491

LIABILITIES AND STOCKHOLDERS’ AND MEMBER’S EQUITY

Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$24,349	$858	$(88	)(C)(D)	$25,119
Dividends payable	1,210	-	-		1,210
Floor plan notes payable, net of debt discount	106,196	10,891	-	(A)	117,087
Financing liability, current portion	676	-	-		676
Long-term debt, current portion	3,454	-	4,065	(A)	7,519
Total current liabilities	135,885	11,749	3,977		151,611

Non-current liabilities:
Financing liability, non-current portion, net of debt discount	60,482	-	-		60,482
Long term debt, non-current portion, net of debt discount	16,752	-	-		16,752
Deferred tax liability	20,370	-	-		20,370

Total non-current liabilities	97,604	-	-		97,604

Total liabilities	233,489	11,749	3,977		249,215

Series A Convertible Preferred Stock	54,983	-	-		54,983

Stockholders’ and member’s equity:
Preferred Stock	-	-	-		-
Common stock	-	-	-		-
Additional paid-in capital	79,184	-	-		79,184
Member’s equity	-	4,272	(4,272	)(E)	-
Accumulated deficit	(1,731)	-	(160	)(C)	(1,891)

Total stockholders’ and member’s equity	77,453	4,272	(4,432)		77,293

Total liabilities and stockholders’ and member’s equity	$365,925	$16,021	$(455)		$381,491

See notes to the unaudited pro forma condensed combined financial information

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Lazydays Holdings, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2018

(USD 000’s except for shares and per share amounts)

	Successor	Predecessor
	Lazydays Holdings, Inc. March 15, 2018 to September 30, 2018	Lazydays Holdings, Inc. January 1, 2018 to March 14, 2018	Tennessee RV	Pro Forma Adjustments		Pro Forma Combined

Revenues
New and pre-owned vehicles	$308,876	$119,111	$29,101	$-		$457,088
Other	39,526	14,828	4,855	-		59,209
Total revenue	348,402	133,939	33,956	-		516,297

Cost of revenues
New and pre-owned vehicles	264,345	101,830	24,389	-		390,564
Other	8,353	3,047	1,765	-		13,165
Total cost of revenues (excluding depreciation and amortization)	272,698	104,877	26,154	-		403,729

Operating expenses
Transaction costs	3,300	438	-	-	(A)	3,738
Depreciation and amortization	5,624	1,212	55	360	(B)	7,251
Stock-based compensation	5,986	140	-	-		6,126
Selling, general, and administrative expenses	52,878	22,200	4,910	-		79,988

Total operating expenses	67,788	23,990	4,965	360		97,103

Income from operations	7,916	5,072	2,837	(360)		15,465

Other income/expenses
(Loss)/gain on sale of property and equipment	1	1	-	-		2
Interest expense	(5,346)	(2,019)	(402)	(152	)(C)	(7,919)

Total other expense	(5,345)	(2,018)	(402)	(152)		(7,917)

Income before income tax expense	2,571	3,054	2,435	(512)		7,548

Income tax expense	(2,766)	(718)	-	(500	)(D)	(3,984)

Net (loss) income	(195)	2,336	2,435	(1,012)		3,564
Dividends on Series A Convertible Preferred Stock	(2,635)	-	-	-		(2,635)
Deemed dividend on Series A Convertible Preferred Stock	(3,392)	-	-	-		(3,392)

Net (loss) income attributable to common stock and participating securities	$(6,222)	$2,336	$2,435	$(1,012)		$(2,463)

Loss per share:
- basic and diluted	$(0.64)	$-				$(0.25)

Weighted average number of common shares outstanding:
- basic and diluted	9,668,250	-				9,668,250

See notes to the unaudited pro forma condensed combined financial information

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Lazydays Holdings, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2017

(USD 000’s except for shares and per share amounts)

	Predecessor
	Lazydays Holdings, Inc.	Tennessee RV	Pro Forma Adjustments		Pro Forma Combined

Revenues
New and pre-owned vehicles	$546,385	$29,660	$-		$576,045
Other	68,453	6,141	-		74,594
Total revenue	614,838	35,801	-		650,639

Cost of revenues
New and pre-owned vehicles	472,318	24,455	-		496,773
Other	15,383	2,082	-		17,465
Total cost of revenues (excluding depreciation and amortization)	487,701	26,537	-		514,238

Operating expenses
Transaction costs	2,313	-	-	(A)	2,313
Depreciation and amortization	6,030	72	480	(B)	6,582
Stock-based compensation	371	-	-		371
Selling, general, and administrative expenses	96,382	6,283	-		102,665

Total operating expenses	105,096	6,355	480		111,931

Income from operations	22,041	2,909	(480)		24,470

Other income/expenses
Gain on sale of property and equipment	98	-	-		98
Interest expense	(8,752)	(370)	(203	)(C)	(9,325)

Total other expense	(8,654)	(370)	(203)		(9,227)

Income before income tax expense	13,387	2,539	(683)		15,243

Income tax expense	(5,085)	-	(705	)(D)	(5,790)

Net income	$8,302	$2,539	$(1,388)		$9,453

Earnings per share:
- basic and diluted	$2.49				$2.84

Number of common shares outstanding:
- basic and diluted	3,333,331				3,333,331

See notes to the unaudited pro forma condensed combined financial information

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Lazydays Holding, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(USD and shares in 000’s except for per share amounts)

Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of Lazydays and Tennessee RV. The unaudited pro forma condensed combined financial information is presented as if the transaction had been completed on January 1, 2017 with respect to the unaudited pro forma condensed combined statements of operations for each of the nine months ended September 30, 2018 and for the year ended December 31, 2017 and on September 30, 2018 in respect of the unaudited pro forma condensed combined balance sheet.

As a result of a merger, Lazydays’ historical financial statement presentation distinguishes the results into two distinct periods, the period up to March 15, 2018 (“Predecessor Periods”) and the period including and after that date (the “Successor Period”). The merger was accounted for as a business combination using the acquisition method of accounting and the Successor financial statements reflect a new basis of accounting that is based on the fair value of the net assets acquired.

As a result of the application of the acquisition method of accounting as of the effective time of the merger, the accompanying condensed consolidated statement of operations of Lazydays during the nine months ended September 30, 2018 included herein disaggregate the Predecessor and Successor period which indicates that the Predecessor and Successor reporting entities shown are presented on a different basis and are, therefore, not directly comparable.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the transactions.

We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the transaction. Pro forma adjustments reflected in the pro forma condensed combined statements of operations are based on items that are factually supportable, directly attributable to the transaction and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the transaction, including potential synergies that may be generated in future periods.

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Pro Forma Adjustments

The following pro forma adjustments give effect to the transaction.

Unaudited Pro Forma Condensed Combined Balance Sheet – As of September 30, 2018

Note A	To record the payment of approximately $9,000 of cash the issuance of approximately $4,065 of notes payable, and the assumption of the floor plan liability (the “Purchase Consideration”) to purchase Tennessee RV. The following table summarizes the preliminary allocation of the assets acquired and liabilities assumed, based on their fair values on the acquisition date.

Tennessee RV Purchase Price Allocation
(000’s) USD

Cash	$9,000
Notes payable	4,065
Assumed floor plan liability	11,650
Purchase Consideration	$24,715

Less:

Net working capital	$14,402
Property and equipment	235
Customer list (1)	160
Dealer agreements (1)	3,200
Fair value of net assets acquired	$17,997

Goodwill value	$6,718

(1)	The customer list and dealer agreements are currently presumed to have an estimated useful life of seven years.

Note B	To exclude $1,533 of cash not included within the transaction.

Note C	To record approximately $160 of merger expenses incurred by Lazydays subsequent to September 30, 2018.

Note D	To exclude $103 of commissions payable and $145 due under a line of credit not assumed by the Company.

Note E	To eliminate the historical member’s equity of Tennessee RV.

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Unaudited Pro Forma Condensed Combined Statement of Operations – For The Nine Months Ended September 30, 2018

Pro Forma Adjustments:

Note A	Historical transaction costs do not include any costs related to this transaction.

Note B	To record the amortization of the fair value of customer lists and dealer agreements with a useful life of seven years.

Note C	To record interest expense for the note payable included within the Purchase Consideration. The note bears interest at 5% annually.

Note D	To record income tax expense using a blended rate of 26% because Tennessee RV is an LLC that did not record an income tax provision in its historical financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations -For The Year Ended December 31, 2017

Pro Forma Adjustments:

Note A	Historical transaction costs do not include any costs related to this transaction.

Note B	To record the amortization of the fair value of customer lists and dealer agreements with a useful life of seven years.

Note C	To record interest expense for the note payable included within the Purchase Consideration. The note bears interest at 5% annually.

Note D	To record income tax expense using a blended rate of 38% because Tennessee RV is an LLC that did not record an income tax provision in its historical financial statements.

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